EXHIBIT 10.18

                        AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is made and entered into as of the 26th day of June, 1998, by and between ASD GROUP, INC., a Delaware corporation with its principal office located at One Industry Street, Poughkeepsie, New York 12603 (the "Company"), and STANLEY F. ZUK, whose residence address is 224 Wheeler Hill Road, Wappingers Falls, New York 12528 12590 (the "Executive").

                                    RECITALS

         A.       The Executive is currently the Chief Operating Officer of the
                  Company.

         B. The Executive is employed by the Company pursuant to the terms of that certain Employment Agreement dated as of December 1, 1996, by and between the Company and the Executive (the "Employment Agreement").

         C. The Company and the Executive have agreed to modify the terms of the Employment Agreement as described herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereby agree as follows:

         1. TERM. The term of the Employment Agreement shall be amended such that it is for a period of one year, commencing the date hereof (the "Commencement Date") and expiring on the first anniversary of the Commencement Date (the "Term"). At the option of the Company, the Employment Agreement shall be renewable for three additional one-year terms on the terms described herein; provided, however, that the Base Salary will increase to at least $140,000.

         2. DUTIES OF THE EXECUTIVE. The Executive shall serve as the Chief Operating Officer or in such other capacity as the Board shall deem appropriate.

         3. COMPENSATION. Initially, the Executive shall receive a base salary at the annual rate of $70,000. Notwithstanding the foregoing, immediately upon the earlier of (i) conversion of the Company's Series A, Series B and Series C Convertible Preferred Stock, and (ii) such time as the Company has three consecutive profitable months (i.e., has income before income taxes as opposed to a loss before income taxes), the Executive's salary shall automatically increase to the annual rate of $140,000.

         4. OTHER BENEFITS. Mr. Zuk currently receives five weeks paid vacation. Mr. Zuk will continue to receive five weeks vacation during the Term.

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         5.       CONSULTING  AGREEMENT. Section 7 of the Employment Agreement
                  contains certain restrictive covenants, including provisions for non-competition, non-solicitation and non-disclosure, during the Term and for a period of one year following termination. Notwithstanding anything contained herein or in the Employment Agreement to the contrary, the parties agree that such restrictive covenants shall only apply for the one-year period following termination if the Company enters into a Consulting Agreement with the Executive providing for the payment of $35,000 per year and the continuation of the other benefits provided during the Executive's term of employment.

         6. CHANGE OF CONTROL. Section 6 of the Employment Agreement shall be deleted.

         7. OTHER TERMS. All other terms and conditions of the Employment Agreement not specifically amended hereby remain in full force and effect.

         8. AGREEMENT. The terms of the Employment Agreement are specifically amended as described herein automatically and without any further modification. Notwithstanding the foregoing, should the Company so request, the Executive shall agree to sign a restated Employment Agreement which memorializes the terms of the Employment Agreement and Amendment.

         9. RELEASE. Executive and its heirs, executors, administrators, legal representatives and successors and assigns, hereby release and absolutely forever discharge the Company, its subsidiaries, officers, directors, employees and agents, and their respective heirs, executors, administrators, legal representatives and successors and assigns (collectively, the "Company") from any and all claims, contracts, demands, damages, liabilities, accounts, reckonings, obligations, costs, expenses, liens, actions, and causes of action of any kind and nature whatsoever (each, a "Claim"), which Executive has, owns or holds or at any time ever had, owned or held against the Company; provided, however, nothing herein shall release or act as a waiver with respect to future Claims.

         IN WITNESS WHEREOF, this Amendment has been duly signed by the parties hereto on the day and year first above written.


                                       ASD GROUP, INC.


                                       By:      /S/ GARY D. HORNE
                                          -------------------------------------
                                       Name:    GARY D. HORNE
                                            -----------------------------------
                                       Title:   CEO
                                             ----------------------------------

                                       /S/ STANLEY F. ZUK
                                       ----------------------------------------
                                       STANLEY F. ZUK

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